Exhibit 99.2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), effective as of January 29, 2011 (the “Effective Date”), is between CAREFUSION CORPORATION (the “Company”), a Delaware corporation, and KIERAN GALLAHUE (the “Executive”). Unless otherwise specified, capitalized terms used in this Agreement are defined in Section 22.

1. Term of Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, upon the terms and subject to the conditions set forth in this Agreement. The initial period of Executive’s employment under this Agreement shall begin as of the Effective Date and shall continue until the third anniversary of the Effective Date, unless sooner terminated in accordance with Section 4 or extended by mutual written agreement of the parties (the “Initial Term”). After the Initial Term, the Agreement shall automatically be renewed for one-year terms (each a “Subsequent Term,” and together with the Initial Term, the “Term”) unless either party provides the other party written notice of non-renewal at least one hundred and eighty (180) days prior to the end of the then current Term. At the end of the Term, Executive’s employment shall continue at will on a month-to-month basis, terminable by either party for any or no reason.

2. Duties and Responsibilities. During the Term, Executive shall serve as the Company’s Chief Executive Officer and Chairman of the Board and shall perform the customary duties of each position and such other duties as may be reasonably assigned to Executive by the Board and shall exercise such supervision and powers over and with regard to the business of the Company customarily associated with each such position. In addition, it is contemplated that at all times during the effectiveness of this Agreement, Executive shall be nominated for election to the Board by the stockholders of the Company so that he may continue to serve as a director of the Company and the Chairman of the Board in accordance with the Company’s governing instruments. Executive shall be based in the Company’s principal executive offices in San Diego, California, although the parties understand that reasonable travel shall be required in the performance of Executive’s duties under this Agreement. Executive shall devote Executive’s full and exclusive business time (as opposed to personal time), energy, and ability to the business of Company, and shall perform Executive’s duties faithfully and in compliance with the law. Subject to the approval of the Board (which shall not be unreasonably withheld, but may be reasonably reviewed from time to time and withdrawn based on such reasonable review), it shall not be a violation of this Agreement for Executive to serve on the Board of Directors of, or own shares or hold options to purchase shares in, Volcano Corporation or to serve on other corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions and manage personal investments. If Executive’s employment with the Company terminates for any reason, Executive shall immediately resign all positions that Executive then holds with the Company or any of its Affiliates. If Executive fails to so resign, the Board shall thereupon have the right to remove Executive from all such positions without further action or notice.

3. Compensation and Benefits.

(a) Base Salary. During the Term, Executive’s annual base salary (“Base Salary”) shall be $1,150,000, subject to review at least annually and may be increased (but not decreased) by the Committee in its sole discretion. Notwithstanding the foregoing, Executive’s Base Salary may be decreased in accordance with a uniform reduction in base salaries applicable to all senior executives of the Company.

(b) Cash Bonus.

(i) Sign-on Cash Bonus. Executive shall receive a one-time sign-on cash bonus in an amount equal to $650,000, payable on the next payroll period after the Effective Date. If Executive’s employment is terminated by the Company for Cause or by Executive without Good Reason, in each case within one year after the Effective Date, Executive shall repay the Company the amount of the sign-on cash bonus provided under this Section 3(b)(i) within thirty (30) days after the effective date of such termination.

(ii) Annual Cash Bonus. Executive shall be eligible to participate in the Company’s Management Incentive Plan (the “MIP,” and the bonus paid thereunder, the “MIP Bonus”). Executive’s target MIP Bonus (the “Target MIP Bonus”) shall be at least 120% of Base Salary, and Executive’s maximum MIP Bonus shall be at least 200% of the Target MIP Bonus. For the Company’s fiscal year ending June 30, 2011, Executive’s MIP Bonus shall be no less than the Target MIP Bonus multiplied times a fraction, the numerator of which is the number of days from the Effective Date until June 30, 2011, and the denominator of which is 365. Except as otherwise specified in this Section 3(b)(ii), the actual MIP Bonus earned and paid depends upon the achievement of Company and/or individual performance objectives as established and determined by the Committee in its sole discretion.

(c) Equity Compensation.

(i) Annual Equity Grant. Executive shall be eligible for and shall be considered annually for equity awards under the terms of the Company’s 2009 Long-Term Incentive Plan, or any successor thereto, as determined by the Committee in its sole discretion. For purposes of clarity, Executive will be eligible for equity-based incentive awards for Company’s fiscal year 2012 and beyond in due course consistent with the Committee’s process and practice for management grants as then in effect.

(ii) Buy-out Equity Grant. In consideration of equity awards Executive will forfeit as a result of the termination of current employment, on the 15th day of the calendar month after the calendar month in which the Effective Date occurs (the “Grant Date”), Executive shall receive a one-time grant of equity awards pursuant to the Company’s 2009 Long-Term Incentive Plan, or any successor thereto, consisting of the following: (A) stock options with a Grant Date value of $5.66 million, with the number of stock options granted based on the Company’s standard option valuation practices for equity awards granted to employees and an exercise price equal to the closing price of Company stock on the Grant Date, subject to terms of the stock option agreement in the form attached as Exhibit A; and (B) restricted stock units with a Grant Date value of $10.58 million, with the number of restricted stock units granted based on the closing price of Company stock on the Grant Date, subject to terms of the restricted stock unit agreement in the form attached as Exhibit B.

(iii) Sign-on Equity Grant. On the Grant Date, Executive shall receive a one-time grant of performance stock units, with a Grant Date value of $7.2 million, with the number of performance stock units granted based on the “Monte Carlo” valuation method, subject to terms of the performance stock unit agreement in the form attached as Exhibit C.

(d) Benefits. During the Term, Executive shall be eligible to participate in all of the Company’s employee benefit plans as in effect from time to time and subject to the terms and conditions thereof, consistent with an employee of Executive’s position. Notwithstanding the foregoing, in no event shall Executive be entitled to reimbursement for personal use of corporate aircraft or any gross-up payment for taxes due under Code Section 4999.

(e) Business Expenses. The Company shall reimburse Executive for all reasonable travel and other business expenses incurred by Executive in the performance of Executive’s duties to the Company under this Agreement provided that such expenses are incurred for business reasons and accounted for in accordance with the Company’s policy.

(f) Legal Fees. The Company shall reimburse Executive for all legal fees and expenses up to $45,000, which Executive may reasonably incur during the calendar year in which the Effective Date occurs in connection with his diligence of the Company and the negotiation and execution of this Agreement, payable within 30 days following the Company’s receipt of an invoice, and subject to the restrictions specified in Section 20(f).

(g) Indemnification. Executive shall be entitled to indemnification in accordance with the Indemnification Agreement in the form attached as Exhibit D, provided Executive executes the Indemnification Agreement no later than the Effective Date.

(h) Change in Control Severance Plan. Executive shall participate as a Tier I Executive in the Company’s Executive Change in Control Severance Plan, as may be amended from time to time (the “Change in Control Severance Plan”).

(i) Clawback Policy. Notwithstanding anything to the contrary in this Agreement, all incentive-based compensation payable hereunder shall be subject to any clawback policy adopted by the Company from time to time in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

4. Termination of Employment. Executive’s employment may be terminated by either party without any breach of this Agreement only under the circumstances specified below. Any termination of Executive’s employment, other than by reason of Executive’s death, shall be communicated by a notice of termination to the other party. For purposes of this Agreement, a “notice of termination” shall mean a written notice that (i) indicates the specific termination provision in the Agreement relied upon, (ii) sets forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision indicated and (iii) specifies the effective date of the termination.

(a) Death. Executive’s employment shall terminate upon Executive’s death.

(b) Disability. If the Company determines in good faith that Executive is Disabled during the Term, the Company may give Executive written notice of its intention to terminate Executive’s employment. In such event, Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive if, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties with or without a reasonable accommodation.

(c) Cause. The Company may terminate Executive’s employment for Cause.

(d) Without Cause. The Company may terminate Executive’s employment at any time without Cause upon 30 days’ prior written notice.

(e) For Good Reason. Executive may terminate Executive’s employment with the Company for Good Reason.

(f) Expiration of Term. Executive’s employment under this Agreement shall terminate upon expiration of the Term, which shall not constitute a termination without Cause or a resignation for Good Reason.

5. Compensation After Termination of Employment. Upon termination of Executive’s employment under this Agreement during the Term, Executive (or such payee as Executive designates in writing or Executive’s estate) shall be entitled to receive the following compensation:

(a) Base Salary and Accrued but Unpaid Expenses and Vacation. The Company shall pay Executive any Base Salary for services rendered to the date of termination and any accrued but unpaid expenses required to be reimbursed under this Agreement.

(b) Other Compensation and Benefits. Except as otherwise provided under this Agreement,

(i) any other compensation or benefits (including retirement or deferred compensation benefits) to which Executive may be entitled at the time of termination shall be determined and paid in accordance with the terms of such plans, policies, and arrangements providing such compensation or benefits; and

(ii) except as provided under this Agreement, Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, with respect to future periods after such termination or resignation.

(c) Additional Compensation Payable After Termination Without Cause or Resignation for Good Reason. Subject to Section 20, if Executive’s employment is terminated by the Company without Cause under Section 4(d) or by Executive for Good Reason under Section 4(e), and the Company receives a release in the form attached to this Agreement as Exhibit E (the “Release”), executed by Executive on or after the date of termination of employment and delivered to the Company within seven (7) days thereafter, without revocation or modification, Executive shall be entitled to the following compensation and benefits beginning fifteen (15) days following the date of termination of employment:

(i) severance payments equal to the sum of (A) two times Executive’s Base Salary for the year in which Executive’s employment terminates (without regard to any reduction that gives rise to Good Reason) plus (B) two times Executive’s two-year average actual MIP Bonus (or Target MIP Bonus if the actual MIP Bonus is indeterminable) for the fiscal year during which Executive’s employment terminates and the immediately preceding fiscal year, payable in substantially equal installments over two years in accordance with normal payroll practices;

(ii) a prorated MIP Bonus for the year in which the termination occurs based on actual results for the year and payable in a lump sum at the time MIP Bonuses are paid to active employees; and

(iii) should Executive elect to continue group health plan coverage through COBRA, the Company shall pay a portion of the cost of COBRA coverage in the same proportion as it shared such costs with Executive during the Term for a period of 18 months, provided, however, that such payments shall cease if Executive becomes eligible for coverage under any other employer’s group health plan.

Notwithstanding the foregoing, if Executive is entitled to payment of any benefits or amounts under the Change in Control Severance Plan in connection with his termination of employment, then no amounts shall be payable under this Section 5(c).

(d) No Other Compensation. If Executive’s employment is terminated by the Company for Cause, by Executive without Good Reason, or upon expiration of the Term, then Executive shall not be entitled to any other compensation or benefits from the Company except as described in Section 5(a) and (b).

6. Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party to this Agreement which shall have accrued under this Agreement prior to such expiration.

7. Restrictive Covenants.

(a) Confidentiality. During and after the Term, Executive shall not use or disclose to any individual or entity any Confidential Information except (A) in the performance of Executive’s duties for the Company, (B) as authorized in writing by the Company, or (C) as required by law, so long as prior written notice of such required disclosure is delivered to the Company and all reasonable efforts to preserve the confidentiality of such information shall be made. “Confidential Information” means all secret or confidential information, knowledge, or data relating to the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies, and other Affiliates (the “Company Group”) (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, intellectual property, research secret data, costs, names of users or purchasers of their respective products or services, business methods, operating or manufacturing procedures, or programs or methods of promotion and sale) that Executive has obtained or obtains during the Term and that is not public knowledge (other than as a result of Executive’s violation of this Section 7(a)).

(b) No Conflict of Interest. During the Term and for any period severance benefits are payable under Section 5(c)(i), Executive shall not engage in any work, paid or unpaid, that creates an actual conflict of interest with the Company Group. Such work shall include, but is not limited to, directly or indirectly competing with the Company Group in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which the Company Group is now engaged or in which the Company Group becomes engaged during the Term. If the Company reasonably determines such a conflict exists during the Term, the Company may ask Executive to choose to discontinue the other work or resign employment with Company without Good Reason. If the Company reasonably determines such a conflict exists during any period severance benefits are payable under Section 5(c)(i), the Company may ask Executive to choose to discontinue the other work or forfeit the remaining severance benefits as the Company’s sole remedy under this Agreement and at law; provided, however, that if the Company does not ask Executive to choose to discontinue the other work or forfeit the remaining severance benefits, the Company shall be entitled to any remedy that may be provided under this Agreement or at law. In addition, Executive agrees not to refer any client or potential client of the Company Group to competitors of the Company Group, without obtaining Company’s prior written consent, during the Term and any period severance benefits are payable under Section 5(c)(i).

(c) Non-Solicitation. Executive understands and agrees that significant information regarding the Company Group’s employees and customers is treated as confidential and constitutes trade secrets. As such, during the Term and for a period of two years thereafter, Executive agrees not to, directly or indirectly, separately or in association with others, use any Confidential Information to interfere with, impair, disrupt or damage the Company Group’s relationship with any of its customers or prospective customers. During the Term and for a period of two years thereafter, Executive further agrees not to, directly or indirectly, separately or in association with others, damage the Company Group’s relationships with its employees by soliciting such employees to leave the employ of the Company Group.

(d) Non-Disparagement. During and after the Term, Executive shall not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the Company Group, as well as Company Group’s employees, officers, directors, agents, successors and assigns.

(e) Inventions. All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by Executive, whether alone or jointly with others, from the Effective Date and continuing until the end of any period during which Executive is employed by the Company Group, relating or pertaining in any way to Executive’s employment with or the business of the Company Group (each, an “Invention”), shall be promptly disclosed in writing to the Secretary of the Company and are hereby transferred to and shall redound to the benefit of the Company and shall become and remain its sole and exclusive property. Executive agrees to execute any assignment to the Company or its nominee, of Executive’s entire right, title and interest in and to any Invention and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents, trademarks or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries, that may be required by the Company. Executive further agrees, during and after the Term, to cooperate to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this covenant, but all necessary expenses thereof shall be paid by the Company. This Section 7(e) does not apply to an Invention which qualifies fully as a nonassignable invention under the provisions of section 2870 of the California Labor Code. Executive acknowledges that a condition for an Invention to qualify fully as a nonassignable invention under the provisions of section 2870 of the California Labor Code is that the Invention must be protected under patent laws. Executive has reviewed the Limited Exclusion Notification attached as Exhibit F and agrees that Executive’s signature acknowledges receipt of the notification. However, Executive agrees to disclose promptly in writing to Company all innovations (including Inventions) conceived, reduced to practice, created, derived, developed, or made by Executive during the term of employment and for three months thereafter, whether or not Executive believes such innovations are subject to this Section 7(e), to permit a determination by Company as to whether or not the innovations should be the property of Company. Any such information shall be received in confidence by Company.

(f) Acknowledgment and Enforcement. Executive acknowledges and agrees that (i) the purpose of the foregoing covenants is to protect the goodwill, trade secrets, and Confidential Information of the Company Group; (ii) because of the nature of the business in which the Company Group is engaged and because of the nature of the Confidential Information to which Executive has access, the Company Group would suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of the Company Group in the event Executive breached any of the covenants of this Section 7; and (iii) remedies at law (such as monetary damages) for any breach of Executive’s obligations under this Section 7 would be inadequate. Executive therefore agrees and consents that (I) if Executive commits any breach of the covenant under Section 7(b) and the Company does not ask Executive to choose to discontinue the other work or forfeit the remaining severance benefits as allowed under Section 7(b), or (II) if Executive commits any breach of a covenant under this Section 7 or threatens to commit any such breach at any time, the Company shall have the right (in addition to, and not in lieu of, any other right or that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

(g) Effect of Termination of Employment. Notwithstanding the provisions of Section 4(e) of this Agreement, the period of Executive’s employment for purposes of determining the applicability of the restrictions contained in Section 7 of this Agreement shall include any period during which Executive is employed by the Company’s successors or assigns. Upon termination of employment, as defined herein and for whatever cause, Executive shall immediately deliver to the Company or its successors or assigns, all Company property, including without limitation all Confidential Information as defined above.

8. Cooperation Following Termination of Employment. Executive agrees that, for five years following termination of employment for any reason, Executive shall assist and cooperate with the Company with regard to any matter or project in which Executive was involved during the Term, including but not limited to any litigation that may be pending or arise after such termination of employment. Further, Executive agrees to notify the Company at the earliest reasonable opportunity of any contact that is made by any third parties concerning any such matter or project. The Company shall not unreasonably request such cooperation of Executive and shall cooperate with Executive in scheduling any assistance by Executive taking into account and not unreasonably interfering with Executive’s business and personal affairs and shall reasonably compensate Executive for any time spent or expenses associated with such cooperation and assistance.

9. Withholding of Taxes. The Company shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

10. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Company, Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. The Company shall cause any successor to all or substantially all of its assets or business to assume this Agreement.

11. Governing Law. This Agreement is being made and executed in and is intended to be performed in the State of California, and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of California without regard to its conflict or choice of law rules.

12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any part of this Agreement is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable.

13. Notices. Any notice, request, claim, demand, document and other communication under this Agreement to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent, by telex, telecopy, facsimile transmission, or certified or registered mail, postage prepaid, as follows:

If to the Company, addressed to:

3750 Torrey View Court

San Diego, CA 92130

Attn: General Counsel

If to Executive, at the home address most recently communicated by Executive to the Company in writing;

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, CA 92130-2040

Attn: Steven G. Rowles, Esq.

or at any other address as any party shall have specified by notice in writing to the other parties in accordance herewith.

14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. This Agreement shall not become enforceable until executed by the Company.

15. Entire Agreement. The terms of this Agreement and the exhibits and attachments hereto are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by the Company, may not be contradicted by evidence of any prior or contemporaneous agreement, and supersedes any and all prior agreements. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement or the exhibits and attachments hereto.

16. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and an independent director of the Company or by an arbitrator or court seeking to render enforceable through “judicial” modification an otherwise unenforceable provision. By an instrument in writing similarly executed, Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, so long as such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

17. Arbitration. The Company and Executive agree to attempt to resolve any dispute between them quickly and fairly. Any dispute related to this Agreement which remains unresolved shall be resolved exclusively by final and binding arbitration conducted in San Diego, California, pursuant to the then-current rules of the American Arbitration Association with respect to employment disputes. The Company shall bear any and all costs of the arbitration process plus, if Executive substantially prevails on all issues raised, any attorneys’ fees incurred by Executive with regard to such arbitration.

18. No Inconsistent Actions; Cooperation.

(a) The parties shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

(b) Each of the parties shall cooperate and take such actions, and execute such other documents as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

19. No Alienation of Benefits. To the extent permitted by law the benefits provided by this Agreement shall not be subject to garnishment, attachment or any other legal process by the creditors of Executive, Executive’s beneficiary or Executive’s estate.

20. Section 409A.

(a) This Agreement is intended to comply with, or otherwise be exempt from, Code Section 409A.

(b) The Company shall undertake to administer, interpret, and construe this Agreement in a manner that does not result in the imposition on Executive of any additional tax, penalty, or interest under Code Section 409A.

(c) If the Company determines in good faith that any provision of this Agreement would cause Executive to incur an additional tax, penalty, or interest under Code Section 409A, the Committee and Executive shall use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A or causing the imposition of such additional tax, penalty, or interest under Code Section 409A.

(d) The preceding provisions, however, shall not be construed as a guarantee by the Company of any particular tax effect to Executive under this Agreement. The Company shall not be liable to Executive for any payment made under this Agreement that is determined to result in an additional tax, penalty, or interest under Code Section 409A, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Code Section 409A.

(e) For purposes of Code Section 409A, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(f) With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, Executive, as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (i) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Code Section 105(b); (ii) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. If under the terms of this Agreement Executive is entitled to a tax gross-up payment, the gross-up payment shall be made by December 31 of the year following the year in which Executive remits the related taxes.

(g) “Termination of employment,” “resignation,” or words of similar import, as used in this Agreement means, for purposes of any payments under this Agreement that are payments of deferred compensation subject to Code Section 409A, Executive’s “separation from service” as defined in Code Section 409A.

(h) Nothing herein shall be construed as having modified the time and form of payment of any amounts or payments of “deferred compensation” (as defined under Treas. Reg. § 1.409A-1(b)(1), after giving effect to the exemptions in Treas. Reg. §§ 1.409A-1(b)(3) through

(b)(12)) that were otherwise payable pursuant to the terms of any agreement between Company and Executive in effect on or after January 1, 2005 and prior to the date of this Agreement.

(i) If a payment obligation under this Agreement arises on account of Executive’s separation from service while Executive is a “specified employee” (as defined under Code Section 409A and determined in good faith by the Compensation Committee), any payment of “deferred compensation” (as defined under Treas. Reg. § 1.409A-1(b)(1), after giving effect to the exemptions in Treas. Reg. §§ 1.409A-1(b)(3) through (b)(12)) that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid within 15 days after the end of the six-month period beginning on the date of such separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of Executive’s estate following Executive’s death.

21. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place if such assumption does not occur as a matter of law.

22. Certain Definitions.

(a) “Affiliate” means any entity in which the Company has a significant ownership interest as determined by the Committee.

(b) “Base Salary” is defined in Section 3(a).

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any entity that is directly or indirectly controlled by the Company or any Affiliate, or Executive’s intentional and repeated violation of material written policies or procedures of the Company or its Affiliates after a written demand is delivered to Executive by the Board or its representative, which specifically identifies the manner in which the Board believes that Executive has intentionally and repeatedly violated the material written policies or procedures and Executive has failed to cure such violation within thirty (30) days after receiving such notice, to the extent that such violation is susceptible to cure.

(e) “Change in Control Severance Plan” is defined in Section 3(h).

(f) “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and guidance issued under the Code.

(g) “Committee” means the Human Resources and Compensation Committee of the Board.

(h) “Company Group” is defined in Section 7(a).

(i) “Confidential Information” is defined in Section 7(a).

(j) “Disabled” has the meaning specified in the Company’s long-term disability plan applicable to Executive at the time of Executive’s disability.

(k) “Good Reason” means the occurrence of any of the following without Executive’s consent: (i) a material diminution in Executive’s Base Salary; (ii) a material diminution in Executive’s authority, duties, titles, reporting requirements, or responsibilities; (iii) relocation of Executive’s principal workplace to a location that is more than 25 miles away from its current location; (iv) any failure by the Company to comply with any material terms of this Agreement; and (v) any failure of the Board to appoint or the stockholders of the Company to elect Executive as a member of the Board, or any removal of Executive from the Board for reasons other than “cause” (as provided under Article I, Section 10 of the Amended and Restated By-laws of CareFusion Corporation, as may be amended from time to time). No “Good Reason” exists unless (x) Executive notifies the Company in writing within 60 days after the initial existence of any condition listed above, and the Company fails to cure the condition within 30 days after receiving notice, to the extent that such condition is susceptible to cure, and (y) Executive terminates employment by no later than 150 days after the initial existence of any condition listed above.

(l) “MIP,” “MIP Bonus,” and “Target MIP Bonus” are defined in Section 3(b).

(m) “Term” is defined in Section 1.

[Signatures follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CAREFUSION CORPORATION

By:	/s/ Gregory T. Lucier
	Name:	Gregory T. Lucier
	Title:	Chairman, Human Resources and Compensation Committee

EXECUTIVE

/s/ Kieran Gallahue

EXHIBIT A

CAREFUSION CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

On [insert date] (the “Grant Date”), CareFusion Corporation, a Delaware corporation (the “Company”), has awarded to Kieran Gallahue (“Awardee”), an option (the “Option”) to purchase [insert number] shares of common stock, par value $0.01 per share, of the Company (the “Shares”) for a price of [$X.XX] per share. The Option has been granted under the CareFusion Corporation 2009 Long-Term Incentive Plan (the “Plan”), and will include and be subject to all provisions of the Plan, which are incorporated herein by reference, and will be subject to the provisions of this Nonqualified Stock Option Agreement (this “Agreement”). Capitalized terms used in this Agreement which are not specifically defined will have the meanings ascribed to such terms in the Plan.

This Option shall vest and become exercisable in annual installments, which shall be as nearly equal as possible, on the first three anniversaries of the date Awardee executed his Employment Agreement with the Company dated                      (the “Employment Agreement”) (each a “Vesting Date” with respect to the portion of the Option scheduled to vest on such date), subject in each case to the provisions of this Agreement, including those relating to the Awardee’s continued employment with the Company and its Affiliates (collectively, the “CareFusion Group”). This Option shall expire on the seventh anniversary of the Grant Date (the “Grant Expiration Date”). If the Awardee’s employment is terminated by the Company (other than a Termination for Cause), or by the Awardee for Good Reason (as defined under his Employment Agreement), the portion of the Option scheduled to vest on the first Vesting Date after the date of Termination of Employment, had no such Termination of Employment occurred, shall vest and be exercisable on the date of Termination of Employment. If the Awardee’s employment is terminated by the Company or its successor (other than a Termination for Cause) or by the Awardee for Good Reason (as defined under his Employment Agreement), in each case within two (2) years after a Change of Control, the Option shall vest in full and be fully exercisable as discussed in Paragraph 3(c) of this Agreement.

1. Method of Exercise and Payment of Price.

(a) Method of Exercise. At any time when all or a portion of the Option is exercisable under the Plan and this Agreement, some or all of the exercisable portion of the Option may be exercised from time to time by written notice to the Company, or such other method of exercise as may be specified by the Company, including without limitation, exercise by electronic means on the web site of the Company’s third-party equity plan administrator, which will:

(i) state the number of whole Shares with respect to which the Option is being exercised; and

(ii) if the Option is being exercised by anyone other than Awardee, if not already provided, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all Applicable Laws and regulations.

(b) Payment of Price. The full exercise price for the portion of the Option being exercised shall be paid to the Company as provided below:

(i) in cash;

(ii) by check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of an Option or otherwise), have been owned by the Participant for more than six months on the date of surrender (unless this condition is waived by the Administrator), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the Awardee, with any fractional Share being repaid in cash);

(iv) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator; or

(v) any combination of the foregoing methods of payment.

2. Transferability. The Option shall be transferable (I) at Awardee’s death, by Awardee by will or pursuant to the laws of descent and distribution, and (II) by Awardee during Awardee’s lifetime, without payment of consideration, to (a) the spouse, former spouse, parents, stepparents, grandparents, parents-in-law, siblings, siblings-in-law, children, stepchildren, children-in-law, grandchildren, nieces or nephews of Awardee, or any other persons sharing Awardee’s household (other than tenants or employees) (collectively, “Family Members”), (b) a trust or trusts for the primary benefit of Awardee or such Family Members, (c) a foundation in which Awardee or such Family Members control the management of assets, or (d) a partnership in which Awardee or such Family Members are the majority or controlling partners; provided, however, that subsequent transfers of the transferred Option shall be prohibited, except (X) if the transferee is an individual, at the transferee’s death by the transferee by will or pursuant to the laws of descent and distribution, and (Y) without payment of consideration to the individuals or entities listed in subparagraphs II(a), (b) or (c), above, with respect to the original Awardee. The Administrator may, in its discretion, permit transfers to other persons and entities as permitted by the Plan. Neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than 50% of the voting interests are owned by Awardee or Family Members in exchange for an interest in that entity shall be considered to be a transfer for consideration. Within 10 days of any transfer, Awardee shall notify the Compensation and Benefits department of the Company in writing of the transfer. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and, except as otherwise provided in the Plan or this Agreement, references to the original Awardee shall be deemed to refer to the transferee. The events of a Termination of Employment of Awardee provided in Paragraph 3 hereof shall continue to be applied with respect to the original Awardee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in Paragraph 3. The Company shall have no obligation to notify any transferee of Awardee’s Termination of

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Employment with the CareFusion Group for any reason. Awardee shall remain subject to the tax withholding provisions of Section 29 of the Plan following transfer of the Option.

3. Termination of Employment; Retirement.

(a) Termination of Employment by Reason of Death or Disability. If a Termination of Employment of Awardee occurs by reason of death or Disability prior to the vesting in full of the Option, but at least six (6) months from the Grant Date, then any unvested portion of the Option shall vest upon and become exercisable in full from and after such death or Disability. The Option may thereafter be exercised by the Awardee, any transferee of Awardee, if applicable, or by the legal representative of the estate or by the legatee of Awardee under the will of Awardee from the date of such death or Disability until the Grant Expiration Date.

(b) Retirement. If, prior to the vesting in full of the Option, but at least six (6) months from the Grant Date, Awardee becomes Retirement Eligible, then any unvested portion of the Option shall vest upon Awardee’s becoming Retirement Eligible. An Option that vests upon Awardee’s becoming Retirement Eligible shall become exercisable by Awardee (or any transferee, if applicable) on the applicable Vesting Date(s) in the portions set forth on the vesting schedule provided in the preamble to this Agreement, and such portions of the vested Option that become exercisable shall remain exercisable until the Grant Expiration Date. If Awardee dies after becoming Retirement Eligible, but before the Grant Expiration Date, the Option may be exercised by any transferee of the Option, if applicable, or by the legal representative of the estate or by the legatee of Awardee under the will of Awardee from and after such death until the Grant Expiration Date. For purposes of this Agreement and this Award under the Plan, “Retirement Eligible” shall mean Awardee’s (i) attaining age fifty-five (55), and (i) having at least ten (10) years of continuous service with the Company or Cardinal Health, Inc. and their Affiliates, including service with an Affiliate of the Company or Cardinal Health, Inc. prior to the time that such Affiliate became an Affiliate of the Company or Cardinal Health, Inc. For purposes of the age and/or service requirement, the Administrator may, in its discretion, credit a Participant with additional age and/or years of service.

(c) Other Termination of Employment. If a Termination of Employment of Awardee occurs by any reason other than Awardee’s death, becoming Retirement Eligible or Disability (each at least six (6) months from Grant Date), any unexercised portion of the Option which has not vested on such date of Termination of Employment will automatically be forfeited. Awardee (or any transferee, if applicable) will have 90 days from the date of Termination of Employment or until the Grant Expiration Date, whichever period is shorter, to exercise any portion of the Option that is vested and exercisable on the date of Termination of Employment; provided, however, that if the Termination of Employment was a Termination for Cause, as determined by the Administrator, the Option shall be immediately canceled by the Administrator (whether then held by Awardee or any transferee); provided, further, that in the event of an Awardee’s Termination of Employment within two (2) years after a Change of Control for any reason other than because of the Awardee’s death, becoming Retirement Eligible, Disability or Termination for Cause, this Option shall, following such Termination of Employment, remain exercisable until the earlier of the third anniversary of such Termination of Employment or the expiration of its original term.

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4. Restrictions on Exercise. The Option is subject to all restrictions in this Agreement and/or in the Plan. As a condition of any exercise of the Option, the Company may require Awardee or his or her transferee or successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company. The Option shall not be exercisable if such exercise would involve a violation of any Applicable Law.

4. Triggering Conduct. As used in this Agreement, “Triggering Conduct” shall mean Awardee’s material breach of any provision of Section 7 of the Employment Agreement.

5. Special Forfeiture/Repayment Rules. For so long as Awardee continues as an Employee with the CareFusion Group and for two years following Termination of Employment regardless of the reason, Awardee agrees not to engage in Triggering Conduct. If Awardee engages in Triggering Conduct during the time period set forth in the preceding sentence, then Awardee shall, within 30 days following written notice from the Company, pay to the Company an amount equal to (x) the gross option gain realized or obtained by Awardee or any transferee resulting from the exercise of such Option, measured at the date of exercise (i.e., the difference between the market value of the Shares underlying the Option on the exercise date and the exercise price paid for such Shares underlying the Option), with respect to any portion of the Option that has already been exercised at any time within three years prior to the Triggering Conduct (the “Look-Back Period”), (y) minus $1.00. Awardee may be released from Awardee’s obligations under this Paragraph 5 if and only if the Administrator (or its duly appointed designee) authorizes, in writing and in its sole discretion, such release. Nothing in this Paragraph 5 constitutes a so-called “noncompete” covenant. This Paragraph 5 does, however, prohibit certain conduct while Awardee is associated with the CareFusion Group and thereafter and does provide for the forfeiture or repayment of the benefits granted by this Agreement under certain circumstances. No provisions of this Agreement shall diminish, negate or otherwise impact any separate agreement to which Awardee may be a party, including, but not limited to, any certificate of compliance or similar attestation/certification signed by Awardee; provided, however, that to the extent that any provisions contained in any other agreement are inconsistent in any manner with the restrictions and covenants of Awardee contained in this Agreement, the provisions of this Agreement shall take precedence and such other inconsistent provisions shall be null and void as to this Agreement. Awardee acknowledges and agrees that the restrictions contained in this Agreement are being made for the benefit of the Company in consideration of Awardee’s receipt of the Option, in consideration of employment, in consideration of exposing Awardee to the Company’s business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. Awardee further acknowledges that the receipt of the Option and execution of this Agreement are voluntary actions on the part of Awardee and that the Company is unwilling to provide the Option to Awardee without including the restrictions and covenants of Awardee contained in this Agreement. Further, the parties agree and acknowledge that the provisions contained in Paragraphs 4 and 5 are ancillary to, or part of, an otherwise enforceable agreement at the time the agreement is made.

6. Right of Set-Off. By accepting this Option, Awardee consents to a deduction from, and set-off against, any amounts owed to Awardee that are not treated as “non-qualified deferred compensation” under Section 409A of the Code by any member of the CareFusion

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Group from time to time (including, but not limited to, amounts owed to Awardee as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the CareFusion Group by Awardee under this Agreement.

7. Withholding Tax.

(a) Generally. Awardee is liable and responsible for all taxes owed in connection with the exercise of the Option, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Option. The Company does not make any representation or undertaking regarding the tax treatment or the treatment of any tax withholding in connection with the exercise of the Option. The Company does not commit and is under no obligation to structure the Option or the exercise of the Option to reduce or eliminate Awardee’s tax liability.

(b) Payment of Withholding Taxes. Concurrently with the payment of the exercise price pursuant to Paragraph 1 hereof, Awardee is required to arrange for the satisfaction of the minimum amount of any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”) in a manner acceptable to the Company, including withholding such amounts in cash from the Awardee’s wages or other payments due to the Awardee at any time, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the Tax Withholding Obligation. The value of any Shares retained for such purposes shall be based on the Fair Market Value, as the term is defined in the Plan, of the Shares on the date of exercise of the Option. To the extent that the Company or its Affiliate withholds any amounts in Shares to cover the Tax Withholding Obligation, it will do so at the minimum statutory rate. Should the Company or the Affiliate withhold any amounts in cash or retains any Shares in excess of Awardee’s actual Tax Withholding Obligation, the Company and/or Awardee’s employer will refund the excess amount to the Awardee, with any fractional Share being repaid in cash, within a reasonable period and without any interest. The Awardee authorizes the Company or the Affiliate, or their agents (including, without limitations, any broker or bank) to withhold cash or Shares as appropriate. Awardee agrees to pay the Company and/or the Affiliate employing Awardee any amount of the Tax Withholding Obligation that is not satisfied by the means described herein.

If any of the foregoing methods of collection are not allowed under Applicable Law or if Awardee fails to comply with his or her obligations in connection with the Tax Withholding Obligation as described in this Paragraph, the Company may refuse to honor the exercise and refuse to deliver the Shares.

Awardee is liable and responsible for all taxes and social security owed in connection with the Option, regardless of any action the Company takes with respect to any Tax Withholding Obligations that arise in connection with the Option. The Company does not make any representation or undertaking regarding the tax and social security treatment or the treatment of any withholding in connection with the exercise of the Option. The Company does not commit and is under no obligation to structure the Option or the exercise of the Option to reduce or eliminate Awardee’s tax liability.

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8. Governing Law/Venue for Dispute Resolution/Costs and Legal Fees. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superceded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Option and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware. In addition, all disputes relating to this Agreement shall be resolved exclusively pursuant to the terms of Section 17 of the Employment Agreement.

9. Action by the Administrator. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator. The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Administrator may delegate its functions under this Agreement to an officer of the CareFusion Group designated by the Administrator (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Administrator or its designee may rely upon documents, written statements of the parties or such other material as the Administrator or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Administrator or its designee and that any decision of the Administrator or its designee relating to this Agreement, including without limitation whether particular conduct constitutes Triggering Conduct, shall be final and binding unless such decision is arbitrary and capricious.

10. Prompt Acceptance of Agreement. The Option grant evidenced by this Agreement shall, at the discretion of the Administrator, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by Awardee by indicating Awardee’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date.

11. Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option grant under and participation in the Plan or future options that may be granted under the Plan by electronic means. Awardee hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of option grants and the execution of option Agreements through electronic signature.

12. Notices. All notices, requests, consents and other communications required or provided under this Agreement to be delivered by Awardee to the Company will be in writing and will be deemed sufficient if delivered by hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Company at the address set forth below:

CareFusion Corporation

3750 Torrey View Court

San Diego, CA 92130

Attention: General Counsel

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Facsimile: 858-617-2300

All notices, requests, consents and other communications required or provided under this Agreement to be delivered by the Company to Awardee may be delivered by e-mail or in writing and will be deemed sufficient if delivered by e-mail, hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Awardee.

13. Employment Agreement, Offer Letter or Other Arrangement. To the extent a written employment Agreement, offer letter or other arrangement (“Employment Arrangement”) that was approved by the Human Resources and Compensation Committee or the Board of Directors or that was approved in writing by an officer of the Company pursuant to delegated authority of the Human Resources and Compensation Committee provides for greater benefits to Awardee with respect to (i) vesting of the Option on Termination of Employment by reason of specified events or (ii) exercisability of the Option following Termination of Employment, than provided in this Agreement or in the Plan, then the terms of such Employment Arrangement with respect to vesting of the Option on Termination of Employment by reason of such specified events or exercisability of the Option following Termination of Employment shall supersede the terms hereof to the extent permitted by the terms of the Plan.

CAREFUSION CORPORATION

By:

Its:

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ACCEPTANCE OF AGREEMENT

Awardee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this Agreement, and represents that he or she is familiar with and understands all provisions of the Plan and this Agreement; (b) voluntarily and knowingly accepts this Agreement and the Option granted to him or her under this Agreement subject to all provisions of the Plan and this Agreement, including the provisions in the Agreement regarding “Triggering Conduct” and “Special Forfeiture/Repayment Rules” set forth in Paragraphs 4 and 5 above; and (c) represents that he or she understands that the acceptance of this Agreement through an on-line or electronic system, if applicable, carries the same legal significance as if he or she manually signed the Agreement. Awardee further acknowledges receiving a copy of the Company’s most recent annual report to stockholders and other communications routinely distributed to the Company’s stockholders and a copy of the Plan Prospectus pertaining to the Plan.

Awardee’s Signature

Date

EXHIBIT B

CAREFUSION CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

On [insert date] (the “Grant Date”), CareFusion Corporation, a Delaware corporation (the “Company”), has awarded to Kieran Gallahue (“Awardee”) [insert number] Restricted Stock Units (the “Restricted Stock Units” or “Award”), representing an unfunded unsecured promise of the Company to deliver shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to Awardee as set forth herein. The Restricted Stock Units have been granted pursuant to the CareFusion Corporation 2009 Long-Term Incentive Plan (the “Plan”), and shall be subject to all provisions of the Plan, which are incorporated herein by reference, and shall be subject to the provisions of this Restricted Stock Units Agreement (this “Agreement”). Capitalized terms used in this Agreement which are not specifically defined will have the meanings ascribed to such terms in the Plan.

1. Vesting. The Restricted Stock Units shall vest in annual installments, which shall be as nearly equal as possible, on the first three anniversaries of the date Awardee executed his Employment Agreement with the Company dated                      (the “Employment Agreement”) (each a “Vesting Date” with respect to the portion of the Restricted Stock Units scheduled to vest on such date), subject in each case to the provisions of this Agreement, including those relating to the Awardee’s continued employment with the Company and its Affiliates (collectively, the “CareFusion Group”). If the Awardee’s employment is terminated by the Company (other than a Termination for Cause), or by the Awardee for Good Reason (as defined under his Employment Agreement), the portion of the Restricted Stock Units scheduled to vest on the first Vesting Date after the date of Termination of Employment, had no such Termination of Employment occurred, shall vest on the date of Termination of Employment. If the Awardee’s employment is terminated by the Company or its successor (other than a Termination for Cause) or by the Awardee for Good Reason (as defined under his Employment Agreement), in each case within two (2) years after a Change of Control, the Restricted Stock Units shall vest in full.

2. Transferability. The Restricted Stock Units shall not be transferable.

3. Termination of Employment.

(a) General. Except as set forth below, if a Termination of Employment of Awardee occurs prior to the vesting in full of the Restricted Stock Units, any unvested portion of such Restricted Stock Units shall be forfeited by Awardee.

(b) Termination of Employment by Reason of Death or Disability. If a Termination of Employment of Awardee occurs by reason of death or Disability prior to the vesting in full of the Restricted Stock Units, but at least six (6) months from the Grant Date, then any unvested Restricted Stock Units shall immediately vest in full and shall not be forfeited.

(c) Retirement. If, prior to the vesting in full of the Restricted Stock Units, but at least six (6) months from the Grant Date, Awardee becomes Retirement Eligible, then any unvested Restricted Stock Units shall immediately vest in full and shall not be forfeited, and

Awardee shall receive the Shares in accordance with the provisions of Paragraph 6. For purposes of this Agreement and this Award under the Plan, “Retirement Eligible” shall mean Awardee’s (i) attaining age fifty-five (55) and (ii) having at least ten (10) years of continuous service with the with the Company or Cardinal Health, Inc. and their Affiliates, including service with an Affiliate of the Company or Cardinal Health, Inc. prior to the time that such Affiliate became an Affiliate of the Company or Cardinal Health, Inc. For purposes of the age and/or service requirement, the Administrator may, in its discretion, credit a Participant with additional age and/or years of service.

4. Triggering Conduct. As used in this Agreement, “Triggering Conduct” shall mean Awardee’s material breach of any provision of Section 7 of the Employment Agreement.

5. Special Forfeiture/Repayment Rules. For so long as Awardee continues as an Employee with the CareFusion Group and for two years following Termination of Employment regardless of the reason, Awardee agrees not to engage in Triggering Conduct. If Awardee engages in Triggering Conduct during the time period set forth in the preceding sentence, then Awardee shall, within 30 days following written notice from the Company, pay to the Company an amount equal to (x) the aggregate gross gain realized or obtained by Awardee resulting from the settlement of all Restricted Stock Units pursuant to Paragraph 6 hereof (measured as of the settlement date (i.e., the market value of the Restricted Stock Units on such settlement date)) that have already been settled and that had vested at any time within three years prior to the Triggering Conduct (the “Look-Back Period”), minus (y) $1.00. Awardee may be released from Awardee’s obligations under this Paragraph 5 if and only if the Administrator (or its duly appointed designee) authorizes, in writing and in its sole discretion, such release. Nothing in this Paragraph 5 constitutes a so-called “noncompete” covenant. This Paragraph 5 does, however, prohibit certain conduct while Awardee is associated with the CareFusion Group and thereafter and does provide for the forfeiture or repayment of the benefits granted by this Agreement under certain circumstances. No provisions of this Agreement shall diminish, negate or otherwise impact any separate agreement to which Awardee may be a party, including, but not limited to, any certificate of compliance or similar attestation/certification signed by Awardee; provided, however, that to the extent that any provisions contained in any other agreement are inconsistent in any manner with the restrictions and covenants of Awardee contained in this Agreement, the provisions of this Agreement shall take precedence and such other inconsistent provisions shall be null and void as to this Agreement. Awardee acknowledges and agrees that the restrictions contained in this Agreement are being made for the benefit of the Company in consideration of Awardee’s receipt of the Restricted Stock Units, in consideration of employment, in consideration of exposing Awardee to the Company’s business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. Awardee further acknowledges that the receipt of the Restricted Stock Units and execution of this Agreement are voluntary actions on the part of Awardee and that the Company is unwilling to provide the Restricted Stock Units to Awardee without including the restrictions and covenants of Awardee contained in this Agreement. Further, the parties agree and acknowledge that the provisions contained in Paragraphs 4 and 5 are ancillary to, or part of, an otherwise enforceable agreement at the time the agreement is made.

6. Payment. (a) Subject to the provisions of Paragraphs 4 and 5 of this Agreement and Paragraphs (b), (c), (d) and (e) below, and unless Awardee makes an effective election to

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defer receipt of the Shares represented by the Restricted Stock Units, on the date of vesting of any Restricted Stock Unit, Awardee shall be entitled to receive from the Company (without any payment on behalf of Awardee other than as described in Paragraph 10) the Shares represented by such Restricted Stock Unit. Elections to defer receipt of the Shares beyond the date of settlement provided herein may be permitted in the discretion of the Administrator pursuant to procedures established by the Administrator in compliance with the requirements of Section 409A of the Code.

(b) Retirement. Notwithstanding anything herein to the contrary, in the event that the Restricted Stock Units vest prior to the Vesting Date(s) set forth in Paragraph 1 as a result of Awardee’s becoming Retirement Eligible, Awardee shall be entitled to receive (i), to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4)(vi), a number of corresponding Shares with an aggregate market value equal to the amount necessary to satisfy all of the Company’s withholding obligations under Paragraph 10 with respect to taxes owed in connection with the vesting of the RSUs upon Awardee’s becoming Retirement Eligible (the “Accelerated Shares”) and (ii) the remaining corresponding Shares on the applicable Vesting Date(s) in the portions set forth on the vesting schedule provided in Paragraph 1 (less the Accelerated Shares, which shall be subtracted from the amount of corresponding Shares deliverable to Awardee on the first Vesting Date following the date on which Awardee becomes Retirement Eligible).

(c) Death. Notwithstanding anything herein to the contrary, in the event that such Restricted Stock Units vest prior to the Vesting Date(s) set forth in Paragraph 1 as a result of a Termination of Employment due to Awardee’s death, Awardee’s estate shall be entitled to receive the corresponding Shares from the Company on the date of such vesting.

(d) Disability. Notwithstanding anything herein to the contrary, in the event that such Restricted Stock Units vest prior to the Vesting Date(s) set forth in Paragraph 1 as a result of a Termination of Employment by reason of Disability, Awardee shall be entitled to receive the corresponding Shares from the Company on the date of such vesting; provided, however, that where Section 409A of the Code applies to such distribution and Awardee is a “specified employee” (determined in accordance with Section 409A of the Code), Awardee shall be entitled to receive the corresponding Shares from the Company on the date that is the first day of the seventh month after Awardee’s “separation from service” with the Company (determined in accordance with Section 409A of the Code).

(e) Change of Control. Notwithstanding anything herein to the contrary, in the event that such Restricted Stock Units vest prior to the Vesting Date(s) set forth in Paragraph 1 as a result of the occurrence of a Change of Control, Awardee shall be entitled to receive the corresponding Shares from the Company on the date of such vesting; provided, however, that if the Change of Control occurs under circumstances that would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code and the regulations thereunder, then Awardee shall be entitled to receive the corresponding Shares from the Company on the Vesting Date(s) that would have otherwise applied pursuant to Paragraph 1.

7. Dividend Equivalents. Awardee shall not be entitled to receive any cash dividends on the Restricted Stock Units. However, to the extent the Company determines to pay a cash dividend to holders of the Common Stock, an Awardee shall, with respect to each Restricted

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Stock Unit, be entitled to receive a cash payment from the Company on each cash dividend payment date with respect to the Shares with a record date between the Grant Date and the settlement of such unit pursuant to Paragraph 6 hereof, such cash payment to be in an amount equal to the dividend that would have been paid on the Common Stock represented by such unit. Cash payments on each cash dividend payment date with respect to the Shares with a record date prior to a Vesting Date shall be accrued until the Vesting Date and paid thereon (subject to the same vesting requirements as the underlying Restricted Stock Units award). Elections to defer receipt of the cash payments in lieu of cash dividends beyond the date of settlement provided herein may be permitted in the discretion of the Committee pursuant to procedures established by the Company in compliance with the requirements of Section 409A of the Code.

8. Right of Set-Off. By accepting these Restricted Stock Units, Awardee consents to a deduction from, and set-off against, any amounts owed to Awardee that are not treated as “non-qualified deferred compensation” under Section 409A of the Code by any member of the CareFusion Group from time to time (including, but not limited to, amounts owed to Awardee as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the CareFusion Group by Awardee under this Agreement.

9. No Stockholder Rights. Awardee shall have no rights of a stockholder with respect to the Restricted Stock Units, including, without limitation, any right to vote the Shares represented by the Restricted Stock Units.

10. Withholding Tax.

(a) Generally. Awardee is liable and responsible for all taxes owed in connection with the Restricted Stock Units (including taxes owed with respect to any cash payments described in Paragraph 7 hereof), regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock Units. The Company does not make any representation or undertaking regarding the tax treatment or the treatment of any tax withholding in connection with the grant or vesting of the Restricted Stock Units or the subsequent sale of Shares issuable upon settlement of the Restricted Stock Units. The Company does not commit and is under no obligation to structure the Restricted Stock Units to reduce or eliminate Awardee’s tax liability.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Restricted Stock Units (e.g., vesting or settlement) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”), Awardee is required to arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company. Unless Awardee elects to satisfy the Tax Withholding Obligation by an alternative means that is then permitted by the Company, Awardee’s acceptance of this Agreement constitutes Awardee’s instruction and authorization to the Company to retain on Awardee’s behalf the number of Shares from those Shares issuable to Awardee under this Award as the Company determines to be sufficient to satisfy the Tax Withholding Obligation as owed when any such obligation comes due. The value of any Shares retained for such purposes shall be based on the Fair Market Value, as the term is defined in the Plan, of the Shares on the date of vesting of the Restricted Stock Units. To the extent that the

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Company retains any Shares to cover the Tax Withholding Obligation, it will do so at the minimum statutory rate, but in no event shall such amount exceed the minimum required by applicable law and regulations. The Company shall have the right to deduct from all cash payments paid pursuant to Paragraph 7 hereof the amount of any taxes which the Company is required to withhold with respect to such payments.

11. Governing Law/Venue for Dispute Resolution/Costs and Legal Fees. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superceded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Restricted Stock Units and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware. In addition, all disputes relating to this Agreement shall be resolved exclusively pursuant to the terms of Section 17 of the Employment Agreement.

12. Action by the Administrator. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator. The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Administrator may delegate its functions under this Agreement to an officer of the CareFusion Group designated by the Administrator (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Administrator or its designee may rely upon documents, written statements of the parties or such other material as the Administrator or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Administrator or its designee and that any decision of the Administrator or its designee relating to this Agreement, including, without limitation, whether particular conduct constitutes Triggering Conduct, shall be final and binding unless such decision is arbitrary and capricious.

13. Prompt Acceptance of Agreement. The Restricted Stock Unit grant evidenced by this Agreement shall, at the discretion of the Administrator, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by Awardee by indicating Awardee’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date.

14. Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Unit grant under and participation in the Plan or future Restricted Stock Units that may be granted under the Plan by electronic means. Awardee hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of Restricted Stock Unit grants and the execution of Restricted Stock Unit agreements through electronic signature.

15. Notices. All notices, requests, consents and other communications required or provided under this Agreement to be delivered by Awardee to the Company will be in writing and will be deemed sufficient if delivered by hand, facsimile, nationally recognized overnight

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courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Company at the address set forth below:

CareFusion Corporation

3750 Torrey View Court

San Diego, CA 92130

Attention: General Counsel

Facsimile: 858-617-2300

All notices, requests, consents and other communications required or provided under this Agreement to be delivered by the Company to Awardee may be delivered by e-mail or in writing and will be deemed sufficient if delivered by e-mail, hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Awardee.

16. Employment Agreement, Offer Letter or Other Arrangement. To the extent a written employment agreement, offer letter or other arrangement (“Employment Arrangement”) that was approved by the Human Resources and Compensation Committee or the Board of Directors or that was approved in writing by an officer of the Company pursuant to delegated authority of the Human Resources and Compensation Committee provides for greater benefits to Awardee with respect to vesting of the Award on Termination of Employment than provided in this agreement or in the Plan, then the terms of such Employment Arrangement with respect to vesting of the Award on Termination of Employment by reason of such specified events shall supersede the terms hereof to the extent permitted by the terms of the Plan.

CAREFUSION CORPORATION

By:

Its:

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ACCEPTANCE OF AGREEMENT

Awardee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this agreement, and represents that he or she is familiar with and understands all provisions of the Plan and this agreement; (b) voluntarily and knowingly accepts this Agreement and the Restricted Stock Units granted to him or her under this Agreement subject to all provisions of the Plan and this Agreement, including the provisions in the Agreement regarding “Triggering Conduct” and “Special Forfeiture/Repayment Rules” set forth in Paragraphs 4 and 5 above; and (c) represents that he or she understands that the acceptance of this Agreement through an on-line or electronic system, if applicable, carries the same legal significance as if he or she manually signed the Agreement. Awardee further acknowledges receiving a copy of the Company’s most recent annual report to stockholders and other communications routinely distributed to the Company’s stockholders and a copy of the Plan Prospectus pertaining to the Plan.

Awardee’s Signature

Date

EXHIBIT C

CAREFUSION CORPORATION

PERFORMANCE STOCK UNITS AGREEMENT

On [insert date] (the “Grant Date”), CareFusion Corporation, a Delaware corporation (the “Company”), has awarded to Kieran Gallahue (“Awardee”) a targeted number of [insert number] (the “Target Number”) Performance Stock Units (the “Performance Stock Units” or “Award”) to be calculated and determined as discussed below. Each Performance Stock Unit will represent an unfunded and unsecured promise of the Company to deliver shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to Awardee as set forth herein. Each Performance Stock Unit will be subject to forfeiture until the date such Performance Stock Unit vests pursuant to Paragraph 1 of this Agreement. The Performance Stock Units have been granted pursuant to the CareFusion Corporation 2009 Long-Term Incentive Plan (the “Plan”), and shall be subject to all provisions of the Plan, which are incorporated herein by reference, and shall be subject to the provisions of this Agreement. Capitalized terms used in this Agreement that are not specifically defined will have the meanings ascribed to such terms in the Plan.

1. Vesting. The Performance Stock Units consist of the following five tranches (each, a “Tranche”) that vest upon the attainment of the target share price (the “Target Share Price”) as specified below:

Tranche	No. of Shares	Target Share Price
Tranche 1	[19.07% of Target Number]	$30.00 or greater
Tranche 2	[17.87% of Target Number]	$35.00 or greater
Tranche 3	[17.87% of Target Number]	$40.00 or greater
Tranche 4	[20.48% of Target Number]	$45.00 or greater
Tranche 5	[24.71% of Target Number]	$50.00 or greater

Each Tranche may only vest once. Except as otherwise specified below, for each respective Tranche to vest, all three of the following conditions must be met:

(a) a Trigger Date for the Tranche must occur after the first anniversary of the Grant Date. A “Trigger Date” means any trading day on which the official closing price per Share (the “Closing Price”) is at or above the Target Share Price for the respective Tranche;

(b) during the period that includes the Trigger Date and the immediately following 19 trading days (each, a “Measurement Period”), the arithmetic mean of the 20 Closing Prices during the Measurement Period must be at or above the Target Share Price for such Tranche; and

(c) the Awardee must be in continuous service with the Company and its Affiliates through the third anniversary of the Grant Date.

To the extent all three of the above conditions are met, the third anniversary of the Grant Date shall be the “Vesting Date.” If the Awardee’s employment is terminated as a result of death or Disability, by the Company other than a Termination for Cause, or by the Awardee for Good Reason (as defined under his Employment Agreement), in each case before the third anniversary of the Grant Date, then all Tranches for which a Trigger Date has occurred on or before the date of termination but which are not vested solely because the date of termination occurs before the third anniversary of the Grant Date shall vest, and the date of termination shall be the Vesting Date. If, after the first anniversary but before the third anniversary of the Grant Date, the Awardee’s employment is terminated by the Company or its successor (other than a Termination for Cause) or by the Awardee for Good Reason (as defined under his Employment Agreement), in either case within two (2) years after a Change of Control, then the following Tranches shall vest, and the date of termination shall be the Vesting Date: (i) all Tranches for which a Trigger Date has occurred on or immediately before the Change of Control but which are not vested solely because the Awardee has not been in continuous service with the Company and its Affiliates through the third anniversary of the Grant Date; and (ii) all other Tranches with a Target Share Price at or below the per-Share transaction consideration received by stockholders of the Company upon the Change of Control. Any Tranche that has not vested by the third anniversary of the Grant Date shall expire.

2. Transferability. The Performance Stock Units shall not be transferable.

3. Termination of Employment. Except as set forth in Paragraph 1, if a Termination of Employment of Awardee occurs prior to the vesting in full of the Performance Stock Units, any unvested portion of such Performance Stock Units shall be forfeited by Awardee.

4. Triggering Conduct. As used in this Agreement, “Triggering Conduct” shall mean Awardee’s material breach of any provision of Section 7 of the Employment Agreement.

5. Special Forfeiture/Repayment Rules. For so long as Awardee continues as an Employee with the CareFusion Group and for two years following Termination of Employment regardless of the reason, Awardee agrees not to engage in Triggering Conduct. If Awardee engages in Triggering Conduct during the time period set forth in the preceding sentence, then Awardee shall, within 30 days following written notice from the Company, pay to the Company an amount equal to (x) the aggregate gross gain realized or obtained by Awardee resulting from the settlement of all Performance Stock Units pursuant to Paragraph 6 hereof (measured as of the settlement date (i.e., the market value of the Performance Stock Units on such settlement date)) that have already been settled and that had vested at any time within three years prior to the Triggering Conduct (the “Look-Back Period”), minus (y) $1.00. Awardee may be released from Awardee’s obligations under this Paragraph 5 if and only if the Administrator (or its duly appointed designee) authorizes, in writing and in its sole discretion, such release. Nothing in this Paragraph 5 constitutes a so-called “noncompete” covenant. This Paragraph 5 does, however, prohibit certain conduct while Awardee is associated with the CareFusion Group and thereafter and does provide for the forfeiture or repayment of the benefits granted by this Agreement under certain circumstances. No provisions of this Agreement shall diminish, negate or otherwise impact any separate agreement to which Awardee may be a party, including, but not limited to, any certificate of compliance or similar attestation/certification signed by Awardee; provided, however, that to the extent that any provisions contained in any other agreement are inconsistent in any manner with the restrictions and covenants of Awardee contained in this Agreement, the provisions of this Agreement shall take precedence and such other inconsistent provisions shall be null and void as to this Agreement. Awardee acknowledges and agrees that the restrictions contained in this Agreement are being made for the benefit of the Company in consideration of

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Awardee’s receipt of the Performance Stock Units, in consideration of employment, in consideration of exposing Awardee to the Company’s business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. Awardee further acknowledges that the receipt of the Performance Stock Units and execution of this Agreement are voluntary actions on the part of Awardee and that the Company is unwilling to provide the Performance Stock Units to Awardee without including the restrictions and covenants of Awardee contained in this Agreement. Further, the parties agree and acknowledge that the provisions contained in Paragraphs 4 and 5 are ancillary to, or part of, an otherwise enforceable agreement at the time the agreement is made.

6. Payment. (a) Subject to the provisions of Paragraphs 4 and 5 of this Agreement, and unless Awardee makes an effective election to defer receipt of the Shares represented by the Performance Stock Units, on the Vesting Date, Awardee shall be entitled to receive from the Company (without any payment on behalf of Awardee other than as described in Paragraph 10) the Shares represented by such Performance Stock Unit. Elections to defer receipt of the Shares beyond the date of settlement provided herein may be permitted in the discretion of the Administrator pursuant to procedures established by the Administrator in compliance with the requirements of Section 409A of the Code.

7. Dividend Equivalents. Awardee shall not be entitled to receive any cash dividends on the Performance Stock Units. However, cash payments on each cash dividend payment date with respect to the Shares with a record date prior to a Vesting Date shall be accrued until the Vesting Date and paid thereon (subject to the same vesting requirements as the underlying Performance Stock Units award).

8. Right of Set-Off. By accepting these Performance Stock Units, Awardee consents to a deduction from, and set-off against, any amounts owed to Awardee that are not treated as “non-qualified deferred compensation” under Section 409A of the Code by any member of the CareFusion Group from time to time (including, but not limited to, amounts owed to Awardee as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the CareFusion Group by Awardee under this Agreement.

9. No Stockholder Rights. Awardee shall have no rights of a stockholder with respect to the Performance Stock Units, including, without limitation, any right to vote the Shares represented by the Performance Stock Units.

10. Withholding Tax.

(a) Generally. Awardee is liable and responsible for all taxes owed in connection with the Performance Stock Units (including taxes owed with respect to any cash payments described in Paragraph 7 hereof), regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Performance Stock Units. The Company does not make any representation or undertaking regarding the tax treatment or the treatment of any tax withholding in connection with the grant or vesting of the Performance Stock Units or the subsequent sale of Shares issuable upon settlement of the

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Performance Stock Units. The Company does not commit and is under no obligation to structure the Performance Stock Units to reduce or eliminate Awardee’s tax liability.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Performance Stock Units (e.g., vesting or settlement) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”), Awardee is required to arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company. Unless Awardee elects to satisfy the Tax Withholding Obligation by an alternative means that is then permitted by the Company, Awardee’s acceptance of this Agreement constitutes Awardee’s instruction and authorization to the Company to retain on Awardee’s behalf the number of Shares from those Shares issuable to Awardee under the Award as the Company determines to be sufficient to satisfy the Tax Withholding Obligation as owed when any such obligation becomes due. The value of any Shares retained for such purposes shall be based on the Fair Market Value, as the term is defined in the Plan, of the Shares on the date of vesting of the Performance Stock Units. To the extent that the Company retains any Shares to cover the Tax Withholding Obligation, it will do so at the minimum statutory rate, but in no event shall such amount exceed the minimum required by applicable law and regulations. The Company shall have the right to deduct from all cash payments paid pursuant to Paragraph 7 hereof the amount of any taxes which the Company is required to withhold with respect to such payments.

11. Governing Law/Venue for Dispute Resolution/Costs and Legal Fees. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superceded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Performance Stock Units and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware. In addition, all disputes relating to this Agreement shall be resolved exclusively pursuant to the terms of Section 17 of the Employment Agreement between Awardee and the Company dated                     .

12. Action by the Administrator. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator. The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Administrator may delegate its functions under this Agreement to an officer of the CareFusion Group designated by the Administrator (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Administrator or its designee may rely upon documents, written statements of the parties or such other material as the Administrator or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Administrator or its designee and that any decision of the Administrator or its designee relating to this Agreement, including, without limitation, whether particular conduct constitutes Triggering Conduct, shall be final and binding unless such decision is arbitrary and capricious.

13. Prompt Acceptance of Agreement. The Performance Stock Unit grant evidenced by this Agreement shall, at the discretion of the Administrator, be forfeited if this Agreement is

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not manually executed and returned to the Company, or electronically executed by Awardee by indicating Awardee’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date.

14. Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Performance Stock Unit grant under and participation in the Plan or future Performance Stock Units that may be granted under the Plan by electronic means. Awardee hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of Performance Stock Unit grants and the execution of Performance Stock Unit agreements through electronic signature.

15. Notices. All notices, requests, consents and other communications required or provided under this Agreement to be delivered by Awardee to the Company will be in writing and will be deemed sufficient if delivered by hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Company at the address set forth below:

CareFusion Corporation

3750 Torrey View Court

San Diego, CA 92130

Attention: General Counsel

Facsimile: 858-617-2300

All notices, requests, consents and other communications required or provided under this Agreement to be delivered by the Company to Awardee may be delivered by e-mail or in writing and will be deemed sufficient if delivered by e-mail, hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Awardee.

CAREFUSION CORPORATION

By:

Its:

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ACCEPTANCE OF AGREEMENT

Awardee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is provided with this agreement, and represents that he or she is familiar with and understands all provisions of the Plan and this agreement; (b) voluntarily and knowingly accepts this Agreement and the Performance Stock Units granted to him or her under this Agreement subject to all provisions of the Plan and this Agreement, including the provisions in the Agreement regarding “Triggering Conduct” and “Special Forfeiture/Repayment Rules” set forth in Paragraphs 4 and 5 above; and (c) represents that he or she understands that the acceptance of this Agreement through an on-line or electronic system, if applicable, carries the same legal significance as if he or she manually signed the Agreement. Awardee further acknowledges receiving a copy of the Company’s most recent annual report to stockholders and other communications routinely distributed to the Company’s stockholders and a copy of the Plan Prospectus pertaining to the Plan.

Awardee’s Signature

Date

EXHIBIT D

CAREFUSION CORPORATION

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of              , 2011, is made by and between CareFusion Corporation, a Delaware corporation (the “Company”), and                              (the “Indemnitee”).

RECITALS

A. The Company and Indemnitee recognize the difficulties associated with obtaining liability insurance for the Company’s directors, officers, employees and other agents, including the rising cost of such insurance and the general reductions in the coverage of such insurance;

B. The Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees and other agents to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

C. The Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitee, to serve as directors, officers, employees and agents of the Company and its subsidiaries and wishes to indemnify its directors, officers, employees and other agents to the maximum extent permitted by law;

D. Section 145 of the General Corporation Law of the State of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive; and

E. In order to induce Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee.

AGREEMENT

NOW, THEREFORE, Indemnitee and the Company hereby agree as follows:

1. Definitions. As used in this Agreement:

(a) “Agent” means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the

Company as a director, officer, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b) “Board” means the Board of Directors of the Company.

(c) A “Change of Control” shall mean “Change of Control” as defined in the Company’s 2009 Long-Term Incentive Plan, as in effect as of the date of this Agreement.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by Indemnitee.

(e) “Expenses” shall include all out of pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, or Section 145 or otherwise; provided, however, that “Expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a Proceeding.

(f) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, or an independent practitioner, that is experienced in matters of corporation law. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative.

(h) “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2. Agreement to Serve. Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee serves as an Agent of the Company as of the date of this Agreement, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the By-laws of the Company or any subsidiary of the Company or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or other service with the Company by Indemnitee.

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3. Liability Insurance.

(a) Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as an Agent of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was an Agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers, as more fully described below.

(b) Rights and Benefits. In all policies of D&O Insurance, Indemnitee shall qualify as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s independent directors (as defined by the insurer) if Indemnitee is such an independent director; of the Company’s non-independent directors if Indemnitee is not an independent director; of the Company’s officers if Indemnitee is an officer of the Company; or of the Company’s key employees, if Indemnitee is not a director or officer but is a key employee. If Indemnitee is not a director, officer or an employee of the Company, but rather is another agent of the Company, Indemnitee shall have rights and benefits under the D&O Policy as are reasonable and customary for agents serving in such a capacity.

(c) Limitation on Required Maintenance of D&O Insurance. Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit; Indemnitee is covered by similar insurance maintained by a subsidiary of the Company; the Company is to be acquired and a tail policy of reasonable terms and duration is purchased for pre-closing acts or omissions by Indemnitee; or the Company is to be acquired and D&O Insurance will be maintained by the acquirer that covers pre-closing acts and omissions by Indemnitee.

4. Mandatory Indemnification. Subject to the terms of this Agreement:

(a) Third Party Actions. If Indemnitee is a person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding.

(b) Derivative Actions. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation,

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defense, settlement or appeal of such Proceeding; except that no indemnification under this Section 4(b) shall be made in respect to any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the Delaware Court of Chancery or such other court shall deem proper.

(c) Actions where Indemnitee is Deceased. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and if, prior to, during the pendency of or after completion of such Proceeding Indemnitee is deceased, the Company shall indemnify Indemnitee’s heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent Indemnitee would have been entitled to indemnification pursuant to this Agreement were Indemnitee still alive.

(d) Certain Terminations. The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolocontendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(e) Limitations. Notwithstanding the provisions of Sections 4(a), 4(b), 4(c) and 4(d) hereof, the Company shall not be obligated to indemnify Indemnitee for Expenses or liabilities of any type whatsoever for which payment (and the Company’s indemnification obligations under this Agreement shall be reduced by such payment) is actually made to or on behalf of Indemnitee, by the Company or otherwise, under an insurance policy, or under a valid and enforceable indemnity clause, by law or agreement; and, in the event the Company has previously made a payment to Indemnitee for an Expense or liability of any type whatsoever for which payment is actually made to or on behalf of Indemnitee under an insurance policy, or under a valid and enforceable indemnity clause, by law or agreement, Indemnitee shall return to the Company the amounts subsequently received by the Indemnitee from such other source of indemnification.

5. Indemnification for Expenses in a Proceeding in Which Indemnitee is Wholly or Partly Successful.

(a) Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee is or was an Agent of the Company at any time, the Company shall indemnify Indemnitee against all Expenses actually

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and reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense or appeal of such Proceeding.

(b) Partially Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to or a participant in any Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee is or was an Agent of the Company at any time and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter.

(c) Dismissal. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Mandatory Advancement of Expenses. Subject to the terms of this Agreement and following notice pursuant to Section 7(a) below, the Company shall advance all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company (unless there has been a final judicial decision from which there is no further right of appeal (a “final determination” that Indemnitee is not entitled to indemnification for such Expenses) upon receipt of (i) an undertaking by or on behalf of Indemnitee to repay the amount advanced in the event that there shall be a final determination that Indemnitee is not entitled to indemnification by the Company and (ii) satisfactory documentation supporting such Expenses. Such advances are intended to be an obligation of the Company to Indemnitee hereunder and shall in no event be deemed to be a personal loan. The advances to be made hereunder shall be paid by the Company to Indemnitee within sixty (60) days following delivery of a written request therefor by Indemnitee to the Company.

7. Notice and Other Indemnification Procedures.

(a) Notice by Indemnitee. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof.

(b) Insurance. If the Company receives notice pursuant to Section 7(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c) Defense. In the event the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel selected by the Company and approved by Indemnitee (which

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approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee’s expense; and (ii) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Company’s expense if (A) the Company has authorized the employment of counsel by Indemnitee at the expense of the Company, (B) Indemnitee shall have reasonably concluded based on the written advice of Indemnitee’s legal counsel that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, (C) after a Change of Control not approved by a majority of the members of the Board who were directors immediately prior to such Change of Control, the employment of counsel by Indemnitee has been approved by Independent Counsel, or (D) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding.

8. Right to Indemnification.

(a) Determination of Right to Indemnification. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is (i) reasonably available to Indemnitee, (ii) reasonably necessary and (iii) not privileged or otherwise protected from disclosure to determine whether and to what extent Indemnitee is entitled to indemnification. Upon written request by Indemnitee for indemnification pursuant to the preceding sentence, a determination with respect to Indemnitee’s entitlement thereto shall be made as follows: (i) if requested by Indemnitee, by Independent Counsel, or (ii) if no request is made by Indemnitee for a determination by Independent Counsel, (A) by the Board by a majority vote of a quorum consisting of the Disinterested Directors, or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) if a quorum of Disinterested Directors so directs, by the stockholders of the Company. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of Indemnitee, the Independent Counsel shall be selected by the Board unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control”, in which case the Independent Counsel shall be selected by Indemnitee unless Indemnitee shall request that such selection be made by the Board. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.

(b) Application to Court. If (i) the claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) no disposition of such claim is made by the Company within sixty (60) days after the request therefor, (iii) the advancement of Expenses is not timely made pursuant to Section 6 of this Agreement or (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement, Indemnitee shall have the right to apply to the Delaware Court of Chancery, the court in which the Proceeding is or was pending or any other

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court of competent jurisdiction, for the purpose of enforcing Indemnitee’s right to indemnification (including the advancement of Expenses) pursuant to this Agreement.

(c) Expenses Related to the Enforcement or Interpretation of this Agreement. The Company shall indemnify Indemnitee against all reasonable Expenses incurred by Indemnitee in connection with any hearing or proceeding under this Section 8 involving Indemnitee and against all reasonable Expenses incurred by Indemnitee in connection with any other proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement, unless a court of competent jurisdiction finds that each of the claims and/or defenses of Indemnitee in any such proceeding was frivolous or made in bad faith.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of the State of Delaware or (iv) the Proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 in advance of a final determination;

(b) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous;

(c) Unauthorized Settlements. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company provides its prior written consent to such settlement, which consent shall not be unreasonably withheld;

(d) Claims Under Section 16(b). To indemnify Indemnitee for Expenses associated with any Proceeding related to, or the payment of profits made from, the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(e) Payments Contrary to Law. To indemnify or advance Expenses to Indemnitee for which payment is prohibited by applicable law.

10. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or By-laws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity

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while occupying Indemnitee’s position as an Agent of the Company, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

11. Permitted Defenses. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the Indemnitee has made an undertaking to repay any amounts advanced in the event that there shall be a final determination that Indemnitee is not entitled to indemnification by the Company) that the Indemnitee has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the Indemnitee for the amount claimed (but the burden of proving such defense shall be on the Company) or that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 9 hereof. Neither the failure of the Company (including its Board, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its Board, Independent Counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

12. Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other indemnity agreement covering Indemnitee, who shall execute all documents required and take all action that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays Indemnitee’s costs and expenses of doing so), including without limitation by assigning all such rights to the extent of such indemnification or advancement of Expenses.

13. Survival of Rights.

(a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

(b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

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15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 15 hereof.

16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours. Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.

18. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. This Agreement is intended to be an agreement of the type contemplated by Section 145 (f) of the General Corporation Law of the State of Delaware.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

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The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

Indemnitee:	The Company:

CAREFUSION CORPORATION

Kieran Gallahue
By:
Address:

Title:

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EXHIBIT E

RELEASE AGREEMENT

This RELEASE AGREEMENT by and between CareFusion Corporation (the “Company”) and                              (the “Executive”) is dated as of the      day of          ,          (the “Release”).

Release

Executive hereby releases the Company and any of its predecessors, successors or assigns to all or any part of its businesses (“CareFusion”) by execution of this Release from any and all claims and causes of action related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Executive’s employment with CareFusion, the termination of Executive’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, whether known or unknown, as of the date of Executive’s execution of this Release with the exception of any unemployment compensation claim Executive may have and any other claims that cannot be waived by law. Executive agrees that this Release applies to all officers, directors, employees and other representatives of CareFusion and its affiliates and any of its predecessors, successors or assigns to all or any part of its businesses including the Company, both individually and in their respective capacities (collectively with CareFusion, the “Releasees”). This Release is intended to have the broadest possible application permitted by law and includes, but is not limited to any tort, contract, common law, constitutional or other statutory claims, including, but not limited to, alleged violations of CareFusion’s policies or practices; Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, other federal and state fair employment practices or discrimination laws; laws pertaining to breach of employment contract or wrongful termination; age discrimination claims under the Age Discrimination and Employment Act, 29 U.S.C. Section 621 et seq., the Uniformed Services Employment and Reemployment Rights Act, 38 U.S.C. Section 4301 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. and any applicable state laws of similar intent.

In addition, Executive agrees that Executive will not initiate, bring, or prosecute any suit, action or grievance against any of the Releasees for any released claim in any federal, state, county or municipal court, or any arbitral forum, except as specifically stated below. Executive further agree that if Executive does so, Executive will be liable for the payment of all damages and costs, including attorneys’ fees, incurred by any of the Releasees in connection with Executive’s suit, action, or grievance. Executive also waives any right to any relief sought in connection with such claims, including any right to damages, attorneys’ fees, costs, and all other legal or equitable relief.

This Release and agreement not to sue does not prohibit Executive from pursuing a lawsuit, claim, or charge to challenge the validity or enforceability of this Release under the Age Discrimination in Employment Act (“ADEA”) or the Older Workers Benefit Protection Act (“OWBPA”), nor does it render Executive liable for damages or costs, including attorneys’ fees, incurred by the Releasees in connection with a lawsuit, claim, or charge to challenge the validity or enforceability of this Release under the ADEA or the OWBPA. This Release and agreement not to sue also does not prohibit Executive from filing charges with government agencies or participating in any investigation resulting from such charges. However, under this Release, Executive agrees not to accept any monetary or personal relief or remedy, including but not limited to back pay, front pay, or reinstatement, or damages of any nature that may be awarded to Executive in connection with such charges. In addition, this general release is not intended to bar any claims that may not be waived by law, such as claims for workers’ compensation benefits, unemployment benefits or statutory indemnity, if applicable.

Notwithstanding anything to the contrary in this Release, this Release does not apply to any claims arising after Executive’s execution of this Release, enforcement of Executive’s rights to payments or benefits due or rights enforceable after the execution of this Release under the Employment Agreement dated             ,          between Executive and the Company (the “Employment Agreement”), claims under any of the Company’s employee benefit plans or any rights Executive may have for indemnification under CareFusion’s Amended and Restated By-Laws, Amended and Restated Certificate of Incorporation, applicable law, or any indemnification agreement, or any rights as an insured under CareFusion’s D&O insurance policies, as in effect from time to time.

Complete Release

Executive also expressly agrees that Executive has read, understands, and intends to waive any and all rights or benefits described in Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Thus, notwithstanding the provisions of Section 1542, and for the express purpose of implementing a full and complete release and discharge of CareFusion and the Releasees , Executive expressly acknowledges that this Release is intended to include within its effect, without limitation, all claims Executive does not know or suspect to exist in Executive’s favor at the time of execution of this Release, and this Release contemplates the extinguishment of any such claim(s).

Review of Release

Executive agrees and represents that Executive has been advised of and fully understands the right to discuss all aspects of this Release with an attorney of Executive’s choice. Executive’s execution of this Release establishes that, if Executive wishes the advice of an attorney, Executive has sought such advice by the date Executive signed this Release, and that Executive was given at least 21 days to consider whether or not to sign. Executive may sign this Release before the end of the 21-day period and Executive agrees that if Executive decides to shorten this time period for signing, Executive’s decision was knowing and voluntary. Executive agrees that

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a change to the Release, whether material or immaterial, does not restart the running of said period.

Executive will have seven days from the date that Executive signs this Release to revoke the Release and to change Executive’s mind, in which case this Release shall be ineffective and of no legal force. If Executive so revokes this Release, there will be no obligation on the part of CareFusion to provide Executive with any of the severance benefits described in the Employment Agreement and Executive agrees to repay to CareFusion any such severance benefits previously paid or provided to Executive. Executive’s revocation must be in writing and received by CareFusion’s Executive Vice President, Human Resources on the seventh day in order to be effective. If Executive does not revoke acceptance within the seven (7) day period, Executive’s acceptance of this Release shall become binding and enforceable on the eighth day (“Effective Date”).

General Provisions

Executive and the Company agree to comply with their respective continuing obligations set forth in the surviving provisions of the Employment Agreement signed by Executive.

By entering into this Release, the Company makes no admission that it has engaged, or is now engaging, in any unlawful conduct. The parties understand and acknowledge that this Release is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

In the event any provision of this Release shall be found unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.

This Release may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Executive in breach hereof.

The validity, interpretation and performance of this Release shall be construed and interpreted according to the laws of the United States of America and the state in which Executive is employed.

This Release, including the surviving provisions of Executive’s Employment Agreement, is intended to be the entire agreement between the parties and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter. This Release may be amended only by a written instrument executed by all parties hereto.

[Signatures follow.]

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IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and the Company has caused this Release to be executed in its name on its behalf, all as of the day and year first above written.

Executive
Date:

CAREFUSION CORPORATION

By:
Name:
Title:
Date:

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EXHIBIT F

LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and CareFusion Corporation, a Delaware corporation (the “Company”) does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1)	Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or

(2)	Result from any work performed by you for the Company.

To the extent a provision in the Employment Agreement, dated                     , between you and the Company purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

By:

Print Employee’s Name

Date:

Witnessed by:

Company Representative’s Name and Position

Dated: